                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported) July 26, 1999
                                                          ----------------------

                                   Kevco, Inc.
                              ---------------------

             (Exact name of registrant as specified in its charter)


              Texas                  000-21621                75-2666013
      -----------------             ------------          -------------------
(State or other jurisdiction        (Commission             (IRS Employer
      of incorporation)             File Number)          Identification No.)


          1300 S. University Drive, Suite 200, Fort Worth, Texas 76107
          ------------------------------------------------------------
           (Address of principal executive offices)        (Zip Code)


        Registrant's telephone number, including area code  (817) 332-2758
                                                           -----------------

ITEM 5.  OTHER EVENTS.

         On July 26, 1999, Kevco, Inc., a Texas corporation (the "Company"), consummated the transaction contemplated by the Securities Purchase Agreement dated as of July 14, 1999 with Wingate Partners II, L.P., a Delaware limited partnership ("Wingate") (the "Securities Purchase Agreement"). Pursuant to the Securities Purchase Agreement, Wingate's assignees acquired common stock, notes and warrants on terms more fully described in the Company's current report on Form 8-K dated July 14, 1999, and such assignees assigned such common stock, notes and warrants to The Kevco Partners Investment Trust, a Delaware business trust.

         Further, on July 26, 1999, the Company issued the following press release:

       KEVCO COMPLETES WINGATE TRANSACTION; REPORTS SECOND QUARTER RESULTS

                 FORT WORTH, Texas--(BUSINESS WIRE)--July 26, 1999--Kevco, Inc. (Nasdaq/NM:KVCO) today announced that Wingate Partners II, L.P. ("Wingate") has completed its $37 million investment in Kevco's common stock, convertible debt and warrants announced earlier this month. As a result of this transaction, Wingate now owns approximately 28% of Kevco's outstanding voting stock. Assuming full conversion of the convertible debt and exercise of its warrants, Wingate would own approximately 46% of the voting common stock and all of Kevco's non-voting common stock.

                 Fred Hegi, a partner of Wingate, has assumed the responsibilities of chairman of the board, president and chief executive officer of Kevco. Jerry E. Kimmel, previously chairman, president and chief executive officer, will continue to serve as a director and has assumed the newly-created position of vice chairman.

                 The Company also announced financial results for the second quarter and six months ended June 30, 1999. Net sales for the three months ended June 30, 1999, totaled $231.8 million compared with $232.0 million in the year-earlier period. The Company reported a net loss of $754,000, or $0.11 per diluted share, for the second quarter of 1999 compared with net income of $3.2 million, or $0.47 per diluted share, in the prior-year period.

                 For the six months ended June 30, 1999, net sales totaled $454.6 million compared with $444.0 million in the year-earlier period. The Company reported a net loss of $2.0 million, or $0.29 per diluted share, for the first six months of 1999 compared with net income of $5.3 million, or $0.76 per diluted share, in the first half of 1998.

                 Jerry E. Kimmel, vice chairman, commented, "We are excited about the investment by Wingate and what this new partnership will mean to Kevco's long-term opportunities. Although the past 12 months have been difficult financially, we believe the Company is well positioned for the future. Wingate's considerable industry knowledge and management expertise, coupled with Kevco's established leadership, provide a solid foundation for our future."

                 Fred Hegi, chief executive officer, commented, "Our immediate priority must be restoring Kevco's operating profitability. The apparent slowdown in manufactured housing production presents a challenging backdrop over the near term, but we are confident about the longer term prospects for this vital segment of the housing industry. We believe that Kevco has a fundamentally strong position with well-established working relationships and look forward to the opportunities to restore the Company's positive momentum."

                 Related to this transaction, Kevco's Board has been reduced from six to four directors, including Hegi and Kimmel. Jim Johnson, a principal of Wingate, has been elected a director; and Richard Nevins will continue to serve as a director. The Company intends to add significant outside capabilities to its Board by naming several new directors with extensive experience in such areas as distribution operations, finance and corporate strategy. These additional directors are expected to be announced shortly.

                 Kevco, headquartered in Fort Worth, Texas, is a leading wholesale distributor and manufacturer of building products for the manufactured housing and recreational vehicle industries.

                                   KEVCO, INC.
                    Condensed Consolidated Financial Results
                      (in thousands, except per share data)
                                   (Unaudited)


                                               Three Months Ended                 Three Months Ended
                                                    June 30,                          June 30,
                                             ----------------------             ----------------------
                                             1999              1998             1999              1998

               Net Sales                  $ 231,777         $ 231,967        $ 454,562         $ 444,018

               Net Income (loss)               (754)        $   3,187        $  (1,970)        $   5,315

               Earnings (loss) per
               share

                        Basic             $   (0.11)        $    0.47        $   (0.29)        $    0.78

                        Diluted           $   (0.11)        $    0.46        $   (0.29)        $    0.76

               Weighted average
               shares outstanding

                        Basic                 6,856             6,843            6,856             6,837

                        Diluted               6,857             6,957            6,858             6,953

                 Certain statements in this news release consist of forward-looking statements that involve risks and uncertainties, including, but not limited to, the Company's substantial leverage and its effects on the Company's ability to obtain additional capital as needed, the Company's ability to integrate its operations and successfully implement new management information systems, the Company's success in addressing and remediating Year 2000-related issues, the Company's ability to profitably operate its new manufacturing facilities, customer demand for manufactured housing and recreational vehicles, the effect of economic conditions, the impact of raw materials prices, the Company's ability to maintain profitability in the event of the loss of a significant customer and other risks detailed from time to time in the reports filed by the Company with the Securities and Exchange Commission, including the Company's annual report on Form 10-K.

                 CONTACT:  Kevco Inc., Fort Worth
                           Mike Kubic, 817/332-2758

         In addition, on July 27, 1999, Frederick B. Hegi, Jr. and James A. Johnson were elected to the Board of Directors to fill the vacancies left by the Board resignations on such date of Richard S. Tucker and Gregory G. Kimmel.

ITEM 7.  EXHIBITS

Exhibit Nos.

2.1 Securities Purchase Agreement dated as of July 14, 1999 between Wingate and the Company (1)(2)

3.1      First Amendment to Bylaws of Kevco, Inc. (3)

10.1     Tranche A Senior Subordinated Exchangeable Note, dated July 26, 1999
         (3)

10.2     Tranche B senior Subordinated Exchangeable Note, dated July 26, 1999
         (3)

10.3 Warrant, dated July 26, 1999, to purchase 675,000 shares of Nonvoting Common Stock (3)

10.4 Warrant, dated July 26, 1999, to purchase 772,727 shares of Nonvoting Common Stock (3)

10.5 Warrant, dated July 26, 1999, to purchase 295,455 shares of Nonvoting Common Stock (3)

10.6 Consulting Agreement, dated July 26, 1999, between Kevco, Inc., a Texas corporation and Mr. Gerald E. Kimmel (3)

10.7 Financial Advisory Agreement, dated July 26, 1999, among Kevco, Inc., a Texas corporation and Wingate Management Limited, L.L.C., a Delaware limited liability company (3)

10.8 Monitoring and Oversight Agreement, dated July 26, 1999, among Kevco, Inc., a Texas corporation and Wingate Management Limited, L.L.C., a Delaware limited liability company (3)

------------------

(1) Previously filed as an exhibit to the Company's current report on form 8-K, dated July 14, 1999, and incorporated herein be reference.

(2) Schedules and similar attachments are omitted, but descriptions of such omitted schedules or attachments are contained in such document. The Company hereby undertakes to provide copies of such omitted schedules or attachments to the staff of the Securities and Exchange Commission upon request.

(3)      Filed herewith.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           Kevco, Inc.


Date: August 5, 1999                       By:   /s/ MIKE KUBIC
                                               ---------------------------------
                                                 Mike Kubic,
                                                 Vice President of Finance

                               INDEX TO EXHIBITS


EXHIBIT
NUMBER            DESCRIPTION
------------      -----------

2.1               Securities Purchase Agreement dated as of July 14, 1999 between Wingate and the
                  Company (1)(2)

3.1               First Amendment to Bylaws of Kevco, Inc. (3)

10.1              Tranche A Senior Subordinated Exchangeable Note, dated July 26, 1999 (3)

10.2              Tranche B Senior Subordinated Exchangeable Note, dated July 26, 1999 (3)

10.3              Warrant, dated July 26, 1999, to purchase 675,000 shares of Nonvoting Common Stock
                  (3)

10.4              Warrant, dated July 26, 1999, to purchase 772,727 shares of Nonvoting Common Stock
                  (3)

10.5              Warrant, dated July 26, 1999, to purchase 295,455 shares of Nonvoting Common Stock
                  (3)

10.6              Consulting Agreement, dated July 26, 1999, between Kevco, Inc., a Texas corporation and Mr. Gerald E. Kimmel (3)

10.7              Financial Advisory Agreement, dated July 26, 1999, among Kevco, Inc., a Texas corporation and Wingate Management Limited, L.L.C., a Delaware limited liability company (3)

10.8              Monitoring and Oversight Agreement, dated July 26, 1999, among Kevco, Inc., a
                  Texas corporation and Wingate Management Limited, L.L.C., a Delaware limited liability company (3)

------------------

(1) Previously filed as an exhibit to the Company's current report on form 8-K, dated July 14, 1999, and incorporated herein be reference.

(2) Schedules and similar attachments are omitted, but descriptions of such omitted schedules or attachments are contained in such document. The Company hereby undertakes to provide copies of such omitted schedules or attachments to the staff of the Securities and Exchange Commission upon request.

(3)      Filed herewith.